ARC Group Worldwide 10-K

Exhibit 10.22

PROMISSORY NOTE

$302,770.00	Deland, Florida
July 1, 2011

FOR VALUE RECEIVED, Robert L. Marten, (hereinafter referred to as “Maker” and “Employee”), jointly and severally promises to pay to FLOMET LLC, a Delaware limited liability company (hereinafter referred to as “Holder”), or order, in the manner hereinafter specified, the principal sum of Three Hundred Two Thousand Seven Hundred Seventy and no/100 Dollars ($302,770.00), with interest from the date hereof at the rate of five percent (5.0%) per annum on the balance from time to time remaining unpaid. Such principal and interest shall be paid with after-tax proceeds from a portion of incentive compensation (after withholding for applicable personal taxes) from the Holder and distributions from Quadrant Metals Technologies LLC (QMT LLC) (net of personal taxes owed on Maker’s share of the income of QMT LLC), and shall otherwise have reasonable and customary terms; payable at 810 Flightline Boulevard, Deland, Florida 32724, or at such other place as may hereafter be designated by written notice from Holder to Maker.

The note is to be repaid in ten (10) equal annual installments of $30,277, with the first installment of $30,277 plus accrued interest due on December 15, 2012 and thereafter annually until repaid in whole, provided such after-tax proceeds from incentive compensation and distributions in the prior twelve (12) months are sufficient. If such proceeds are insufficient the note will automatically be extended by one year. Maker may prepay this Note in whole or in part at any time without any prepayment premium, penalty or fee whatsoever.

If default be made in the payment of any of the sums or interest mentioned herein, and such default shall continue for thirty (30) days or more after Holder provides Maker with written notice thereof, or if default be made in the performance of or compliance with any of the covenants and conditions contained herein, and such default shall continue for thirty (30) days or more after Holder provides Maker with written notice thereof, then in any or all of such events, at the option of Holder, and without notice, the entire principal amount of this Note, together with all interest then accrued thereon, shall become and be immediately due and payable. Failure on the part of Holder to exercise any right granted herein shall not constitute a waiver of such right or preclude the subsequent exercise thereof.

It is agreed that any sums which shall not be paid when due (excepting a situation described in Paragraph 2 above where after-tax proceeds are insufficient in any year resulting in an automatic extension of the note) whether maturing by lapse of time or by reason of acceleration, whether principal or interest, shall bear interest until paid at the rate of eighteen percent (18%) per annum or the highest rate then allowed by law, whichever is less.

If this Note is placed in the hands of any attorney for collection, or if Holder shall become a party either as plaintiff or as defendant in any suit or legal proceeding in relation to the recovery or protection of the indebtedness represented by this Note, then Maker will pay to Holder, on demand, all costs and expenses incurred by Holder arising therefrom, including, without limitation, attorney fees and costs, together with interest on such costs and expenses until paid at the rate of eighteen percent (18%) per annum or the highest rate allowed by law, whichever is less.

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Except as otherwise provided in this Note, the maker, endorsers and guarantors hereof, if any, and all others who may be or become liable for all or any part of the obligation represented by this Note, severally waive presentment for payment, protest, and notice of protest and non-payment, and consent to any number of renewals or extensions of time of payment hereof. Any such renewals or extensions of time may be made without notice to any of such parties and without affecting their liability. In addition, each maker, endorser, or guarantor and all others who may be or become liable for all or any part of the obligation represented by this Note agree that Holder may without notice, and without regard to the consideration, if any, paid therefor, release or substitute any part of the property given as security for the repayment of the indebtedness represented hereby without releasing any other property given as security for such indebtedness or may release any person liable for the repayment of the indebtedness represented hereby without releasing any other person obligated on or for the repayment of the indebtedness represented by this Note.

If and whenever this Note shall be assigned and transferred, or negotiated, the holder hereof shall be deemed the “Holder” for all purposes under this Note.

It is the intention of the parties hereto that the terms and provisions of this Note are to be construed in accordance with and governed by the laws of the State of Florida.

Maker’s Address:	Maker’s Signature:

/s/ Robert L. Marten

Deland, Florida	Printed Name:	Robert L. Marten